United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 3, 2016
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2016, the Board of Directors of Fidelity National Financial, Inc. (the “Company”) amended and restated the Company’s bylaws to implement a “proxy access” procedure for stockholder director nominations.  Section 3.1 of the amended and restated bylaws permits a stockholder, or a group of up to 25 stockholders, to include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the board, whichever is greater; provided that:

·                  the nominating stockholder(s) own a number of shares representing 3% or more of the total voting power of the Company’s outstanding shares of capital stock entitled to vote in the election of directors;

·                  the nominating stockholder(s) have owned that number of shares continuously for at least three years; and

·                  the nominating stockholder(s) and their director nominee(s) otherwise satisfy the requirements of Section 3.1 of the amended and restated bylaws.

The amended and restated bylaws are effective immediately.

The Board of Directors has adopted these amendments in response to the stockholders’ vote in favor of proxy access at its annual meeting of stockholders held in June 2015. The adoption reflects the Board’s commitment to corporate governance practices that are consistent with the best interests of our stockholders.

The foregoing description is qualified in its entirety by reference to the Third Amended and Restated Bylaws, as adopted on February 3, 2016, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
3.1	Third Amended and Restated Bylaws of Fidelity National Financial, Inc.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	February 9, 2015	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Third Amended and Restated Bylaws of Fidelity National Financial, Inc.